Exhibit 99.1

Apigee Corporation Announces Record Date and Meeting Date for Special Meeting of Stockholders

SAN JOSE, Calif. — October 10, 2016 — Apigee Corporation (NASDAQ: APIC) (“Apigee”), today announced that it has set a record date and a meeting date for its special meeting of stockholders to consider and act upon the previously announced Agreement and Plan of Merger, dated September 7, 2016, by and among Apigee, Google Inc. (“Google”) and Areopagus Inc., a wholly owned subsidiary of Google.

Apigee stockholders of record at the close of business on October 7, 2016, will be entitled to receive the notice of, and to vote at, the Apigee special meeting. The Apigee special meeting will be held on November 8, 2016.

Apigee stockholders who would like assistance in voting or have questions about the Apigee special meeting should contact Apigee’s proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 (toll free).

About Apigee

Apigee® (NASDAQ: APIC) provides a leading API platform. Many of the world’s largest organizations select Apigee to enable their digital business. Apigee customers include global enterprises such as Walgreens, Burberry, Morningstar, and First Data. For more information, go to http://apigee.com.

Connect with Apigee

Apigee blog: https://blog.apigee.com/front

Apigee community: https://community.apigee.com/

Twitter: https://twitter.com/apigee

Apigee: https://www.apigee.com/company/apigee

Apigee is a registered trademark in the U.S. All other trademarks mentioned herein are property of their respective owners.

Additional Information and Where to Find It

Apigee filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on September 28, 2016. Promptly after filing its definitive proxy statement with the SEC, Apigee will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF APIGEE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT APIGEE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT APIGEE AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Apigee with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or through the investor relations section of Apigee’s website (http://investors.Apigee.com).

Participants in the Solicitation

Apigee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Apigee’s stockholders with respect to the merger. Information about Apigee’s directors and executive officers and their ownership of Apigee’s common stock is set forth in the proxy statement for Apigee’s 2016 Annual Meeting of Stockholders filed with the SEC on November 25, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Apigee’s directors and executive officers in the merger, which may be different than those of Apigee’s stockholders generally, by reading the preliminary proxy statement and definitive proxy statement and other relevant documents regarding the merger when they become available, which have been or will be filed with the SEC.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Google and Apigee, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Apigee’s business and the price of the common stock of Apigee, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including circumstances that require Apigee to pay Google a termination fee, (iii) the effect of the announcement or pendency of the transaction on Apigee’s business relationships, operating results, and business generally, (iv) risks that the proposed transaction disrupts current plans and operations of Google or Apigee, including disruptions to relationships with customers, licensees, and other business partners of Apigee and potential difficulties in Apigee employee retention as a result of the transaction, (v) risks related to diverting management’s and employees’ attention from Apigee’s ongoing business operations, (vi) the outcome of any legal proceedings that may be instituted against Google or against Apigee related to the merger agreement or the transaction, (vii) the ability of Google to successfully integrate Apigee’s operations, product lines, and technology within the expected time-line or at all, (viii) the ability of Google to implement its plans, forecasts, and other expectations with respect to Apigee’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation, (ix) the fact that receipt of the all-cash merger consideration will be taxable to stockholders that are treated as U.S. holders for U.S. federal income tax purposes; (x) the fact that, if the merger is completed, stockholders will forego the opportunity to realize the potential long-term value of the successful execution of Apigee’s current strategy as an independent company and Apigee’s inability to make certain changes to our business pending the completion of the merger, and other restrictions on our ability to conduct our business; (xi) the possibility that Google could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Apigee’s assets to one or more as yet unknown purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the merger; (xii) the fact that under the terms of the merger agreement, Apigee is unable to solicit other acquisition proposals during the pendency of the merger; (xiii) potential uncertainty in the marketplace, which could lead current and prospective customers to purchase from other vendors or delay purchasing from Apigee; (xiv) the amount of the costs, fees, expenses and charges related to the merger agreement or the merger; (xv) other developments beyond our control, including, but not limited to, changes in domestic or global economic conditions that may affect the timing or success of the merger; (xvi) risks that our stock price may decline significantly if the merger is not completed; and (xvii) risks related to obtaining the requisite consents to the merger, including the timing and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

The foregoing list of factors is not exclusive. Additional risks and uncertainties that could affect Apigee’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in Apigee’s Annual Report on Form 10-K filed with the SEC on October 7, 2016. Apigee’s SEC filings are available on the Investor Relations section of Apigee’s website at http://investors.Apigee.com and on the SEC’s website at www.sec.gov. While Apigee may elect to update forward-looking statements at some point in the future, Apigee specifically disclaims any obligation to update the forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, and, therefore, should not be relied on as representing Apigee’s views as of any date subsequent to today.

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Press Contact:

press@apigee.com

Apigee Investor Contact:

Kevin Faulkner, Investor Relations

kfaulkner@apigee.com

(408) 816-1658